                              CUSTODIAN AGREEMENT


This Agreement, dated 1st day of September 1981 made by and between TrustFunds Liquid Asset Trust (the Fund), a business trust operating as an open end investment company, duly organized under the laws of the Commonwealth of Massachusetts and The Philadelphia National Bank (PNB), a national bank;

                                  WITNESSETH:

WHEREAS, the Fund desires to appoint The Philadelphia National Bank as custodian of its Securities and cash, and The Philadelphia National Bank is willing to act in such capacity upon the terms and conditions herein set forth; and

WHEREAS, The Philadelphia National Bank in its capacity as custodian hereunder will also collect and apply the dividends and interest on said Securities in the manner and to the extent herein set forth;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:


SECTION 1. The terms as defined in this Section wherever used in this Agreement, or in any amendment or supplement hereto, shall have the meanings herein specified unless the context otherwise requires.

CUSTODIAN: The term Custodian shall mean The Philadelphia National Bank in its capacity as custodian under this Agreement.

PROPER INSTRUCTIONS: For purposes of this Agreement the Custodian shall be deemed to have received Proper Instructions upon receipt of written, telephone or telegraphic instructions from a person or persons reasonably believed by the Custodian to be a person or persons authorized from time to time by the trustees of the Fund or by the Board of Directors of an investment adviser for the Fund to give the particular class of instructions. Telephone or telegraphic instructions shall be confirmed in writing by such person or persons as said Trustees or said Board of Directors shall have from time to time authorized to give the particular class of instructions in question. The Custodian may act upon telephone or telegraphic instructions without awaiting receipt of written confirmation, and shall not be liable for Fund's or such investment adviser's failure to confirm such instructions in writing.

SECURITIES: The term Securities shall mean bonds, debentures, notes, certificates of deposit, evidences of indebtedness, and other securities and investments from time to time owned by the Fund.

SHAREHOLDERS: The term Shareholders shall mean the registered owners from time to time of the Shares of the Fund in accordance with the registry records maintained by the Fund or agents on its behalf.

SHARES: The term Shares of the Fund shall mean the shares of beneficial interest of the Fund.

SECTION 2. The Fund shall from time to time file with the Custodian a certified copy of each resolution of its Board of Trustees authorizing the person or persons to give Proper Instructions (as defined in SECTION 1) and specifying the class of instructions that may be given by each person to the Custodian under this Agreement, together with certified signatures of such persons authorized to sign, which shall constitute conclusive evidence of the authority of the officers and signatories designated therein to act, and shall be considered in full force and effect with the Custodian fully protected in acting in reliance thereon until it receives written notice to the contrary; provided, however, that if the certifying officer is authorized to give Proper Instructions, the certification shall be also signed by a second officer of the Fund.

SECTION 3. The Fund hereby appoints the Custodian as custodian of the Securities of the Fund and cash from time to time on deposit hereunder, to be held by the Custodian and applied as provided in this Agreement. The Custodian hereby accepts such appointment subject to the terms and conditions hereinafter provided. Such Securities and cash shall, however, be segregated from the assets of others and shall be and remain the sole property of the Fund and the Custodian shall have only the bare custody thereof. The Securities held by the Custodian shall, unless payable to bearer, be registered in the name of the Custodian or in the name of its nominee. Securities, excepting bearer securities, delivered from time to time to the Custodian upon purchase or otherwise shall in all cases be in due form for transfer or already registered as above provided.

SECTION 4. The Fund will initially deposit with the Custodian the Securities owned by the Fund at the time this Agreement becomes effective. Thereafter the Fund will cause to be deposited with the Custodian additional Securities as the same are purchased or otherwise acquired from time to time.

The Fund will make an initial deposit of cash to be held and applied by the Custodian hereunder. Thereafter the Fund will cause to be deposited with the Custodian hereunder (i) the net proceeds of Securities sold from time to time and (ii) the applicable net asset value of Shares sold from time to time whether representing initial issue, other stock or reinvestments of dividends and/or distributions payable to Shareholders.

The Fund warrants that it shall keep all of its Securities, similar investments, cash proceeds and other cash assets of the Fund in the custody of the Custodian, except where permitted to otherwise keep, deposit, loan, pledge or otherwise dispose of or maintain such assets in accordance with applicable law.

SECTION 5. The Custodian will collect from time to time the dividends and interest on the Securities held by it hereunder and will deposit the same in the Fund's account. The Custodian is authorized to advance or pay out of said account accrued interest on bonds purchased and dividends on securities sold and like items. In the event that any dividends or interest payments are received by the Fund, the Fund will endorse to the Custodian, or cause to be endorsed, dividend and interest checks and will issue appropriate orders to the issuers of the Securities to pay dividends and interest to the Custodian. Subject to proper reserves for interest owing on Securities sold and like items, the Custodian will disburse the money from time to time on deposit in the account to or upon the order of the Fund as it may from time to time direct in accordance with this Agreement.

SECTION 6. The Custodian is hereby authorized and directed to disburse cash from time to time as follows:

     (a) to pay the proper compensation and expenses of Custodian upon receipt of Proper Instructions;

     (b) to transfer to the Transfer Agent or other dividend disbursing agent to pay dividends and/or distributions which may be authorized by the Fund upon receipt of Proper Instructions;

     (c) to pay, or provide the Fund with money to pay, if any, taxes upon receipt of Proper Instructions;

     (d) for the purpose of completing the purchase of Securities purchased by the Fund, upon receipt of (i) Proper Instructions specifying the Securities and stating the purchase price, and the name of the broker, investment banker or other party to or upon whose order the purchase price is to be paid; and (ii) upon receipt of such Securities by the Custodian or, in the case of a purchase effected through a Securities System, in accordance with Section 8 hereof;

     (e) for the purpose of redeeming or purchasing Shares upon receipt of Proper Instructions stating the applicable redemption amounts payable, to the Transfer Agent or other appropriate party;

     (f) for the purpose of paying over to the Transfer Agent or dividend disbursing agent such amounts as may be stated in Proper Instructions, representing proceeds of the sale of warrants, rights, stock dividends, profit and increases in values of the Securities, as the Fund may determine to include in dividends and/or distributions on the Shares;

     (g) for the purpose of paying in whole or in part any loan of the Fund upon receipt of Proper Instructions directing payment and stating the Securities, if any, to be received against payment;

     (h) to pay interest, investment advisory or supervisory fees, administration, dividend and transfer agency fees and costs, compensation of personnel, or operating expenses (including, without limitation thereto, fees for legal purposes). Before making any such payment or disbursement, however, the Custodian shall receive (and may conclusively rely upon) Proper Instructions requesting such payment or disbursement and stating that it is for one or more of the purposes hereinabove enumerated, provided that if the disbursement is for any other purposes, the instructions shall be in writing and shall state that the disbursement was authorized by resolution of the Board of Trustees of the Fund (a copy of which resolution shall be attached) and is for a proper purpose.

SECTION 7. The Custodian is hereby authorized and directed to deliver Securities from time to time as follows:

     (a) for the purpose of completing sales of Securities sold by the Fund, upon receipt of (i) the net proceeds of sale and (ii) Proper Instructions specifying the Securities sold and stating the amount to be received and the broker, investment banker or other party to or upon whose order the Securities are to be delivered;

     (b) for the purpose exchanging Securities for other Securities and/or cash upon timely receipt of (i) Proper Instructions stating Securities to be delivered and the Securities and/or cash to be received in exchange and the manner in which the exchange is to be made, and (ii) against receipt of the other Securities and/or cash as specified in the Proper Instructions;

     (c) for the purpose of exchanging or converting Securities pursuant to their terms or pursuant to any plan of conversion, consolidation, recapitalization, reorganization, readjustment or otherwise, upon timely receipt of (i) Proper Instructions authorizing such exchange or conversion and stating the manner in which such exchange or conversion is to be made, and (ii) against receipt of the Securities, certificates of deposit, interim receipts, and/or cash to be received as specified in the Proper Instructions;

     (d) for the purpose of presenting Securities for payment which have matured or have been called for redemption upon receipt of appropriate Proper Instructions and provided that the cash or other consideration is to be paid to the Custodian;

     (e) for the purpose of delivery of Securities upon redemption of Shares in kind, upon receipt of appropriate Proper Instructions; or

     (f) for the purpose of depositing with the lender Securities to be held as collateral of a loan to the Fund upon receipt of Proper Instructions directing delivery to the lender and upon receipt of the proceeds of the loan.

SECTION 8. The Custodian may deposit and/or maintain Securities owned by the Fund in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain Federal agencies, collectively referred to herein as "Securities System" in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

     1) The Custodian may keep Securities of the Fund in a Securities System provided that such Securities are represented in an account ("Account") of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian, or otherwise for customers.

     2) The records of the Custodian with respect to Securities of the Fund which are maintained in a Securities System shall identify by book-entry those Securities belonging to the Fund.

     3) The Custodian shall pay for Securities purchased for the account of the Fund upon (i) receipt of advice from the Securities System that such Securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer Securities sold for the account of the Fund upon (i) receipt of advice from the Securities System that payment for such Securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities System of transfers of Securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Custodian and be provided to the Fund at its request. The Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transaction for the account of the Fund on the next business day.

     4) The Custodian shall provide the Fund with any report obtained by the Custodian on the Securities System's internal accounting control and procedures for safeguarding securities deposited in the Securities System.

     5) The Custodian shall have received an initial certificate of the Secretary or an Assistant Secretary that the Trustees of the Fund have approved the initial use of a particular Securities System and the Custodian shall receive an annual certificate of the Secretary or an Assistant Secretary that the Trustees have reviewed the use by the Fund of such Securities System, as required in each case by Rule 17f-4 under the Investment Company Act of 1940, as amended.

     6) Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Fund for any loss or damage to the Fund resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from any failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.

SECTION 9. The Custodian's compensation shall be as set forth in Schedule A hereto attached, or as shall be set forth in amendments to such schedule approved by the Fund and the Custodian.

SECTION 10. The Custodian shall forward to the Fund proxies, proxy statements, annual reports, conversion notices, call notices, or other notices or written materials sent to the registered owners of securities and actually received by the Custodian (hereafter referred to as "notices and materials"), excluding only certificates representing securities and dividend and interest payments. Responsibility for taking action thereon is the sole responsibility of the Fund and its investment advisor, and not the responsibility of the Custodian. Upon actual receipt by the Custodian or warrants or rights issued in connection with the assets of the Fund, the Custodian shall enter on its ledgers appropriate notations indicating such receipt and shall forward notice thereof to the Fund, but shall have no obligation whatsoever to take any action of any kind with respect to such warrants or rights except upon receipt of Proper Instructions authorizing the exercise or sale of such warrants or rights.

SECTION 11. The Custodian assumes only the usual duties or obligations normally performed by custodians of mutual funds. It specifically assumes no responsibility for the management, investment or reinvestment of the Securities from time to time owned by the Fund whether or not on deposit hereunder, it being understood that the responsibility for the proper and timely management, investment and reinvestment of said Securities shall be that of the Fund and its investment advisors.

In connection with its functions under this Agreement, the Custodian shall:

     (a) obtain a "due bill" for dividends, interest or other distributions of the issuer, due the purchaser in connection with Securities delivered to the Custodian;

     (b) render to the Fund a daily report of all monies received or paid on behalf of the Fund and such listings of Securities held by the Custodian for the account of the Fund as may from time to time be requested by the Fund.

     (c) execute ownership and other certificates and affidavits for all Federal and State tax purposes in connection with the collection of bond and note coupons;

     (d) present for payment on the date of payment all coupons and other period income items requiring presentation;

     (e) monitor and record the collection of funds in accounts maintained by the Custodian, in the name of the Fund on the same day as received;

     (f) in accordance with the manager's directions as to allocation of the securities to separate portfolios designated by the Fund, the Custodian shall maintain records showing the respective securities comprising each such portfolio.

     (g) create, maintain and retain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Fund with respect to said Custodian activities and obligations under generally accepted accounting principles. All records maintained by the Custodian in connection with the performance of its duties under this Agreement will remain the property of the Fund and in the event of termination of this Agreement will be relinquished to the Fund.

If the Custodian does not receive payment for items due under subsection (a),
(d), or (e) within a reasonable time after it has made proper demand for the same, it shall so notify the Fund in writing, including copies of all demand letters, any written responses thereto, and memoranda of all oral responses thereto and to telephonic demands, and await Proper Instructions; the Custodian shall not be obliged to take legal action for collection except by its consent and unless and until reasonably indemnified to its satisfaction. The Custodian shall also notify the Fund as soon as reasonably practicable whenever income due on Securities is not collected in due course.

The Custodian shall not be liable for any taxes, assessments, or governmental charges which may be levied or assessed upon the Securities held by it hereunder, or upon the income therefrom or otherwise whatsoever. The Custodian may pay any such tax, assessment or charge and reimburse itself out of the monies of the Fund or out of the Securities held hereunder.

SECTION 12. No liability of any kind shall be attached to or incurred by the Custodian by reason of its custody of the funds, assets, or shares held by it from time to time under this Agreement, or otherwise by reason of its position as custodian hereunder except only for its own negligence, bad faith, or willful misconduct in the performance of its duties as specifically set forth in the Agreement. Without limiting the generality of the foregoing sentence, the
Custodian:

     (a) may rely upon the advice of counsel, who may be counsel for the Fund or for the Custodian, and upon statements or accountants, brokers and other persons believed by it in good faith to be expert in the matters upon which they are consulted; and for any action taken or suffered in good faith based upon such advice or statements the Custodian shall not be liable to anyone;

     (b) shall not be liable for anything done or suffered to be done in good faith in accordance with any request or advice of, or based upon information furnished by, the Fund or its authorized officers or agents;

     (c) is authorized to accept a certificate of the Secretary or Assistant Secretary of the Fund, or Proper Instructions, to the effect that a resolution in the form submitted has been duly adopted by its Board of Trustees or by the Shareholders, as conclusive evidence that such resolution has been duly adopted and is in full force and effect;

     (d) may rely and shall be protected in acting upon any signature, written (including telegraph or other mechanical) instructions, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other paper or document reasonably believed by it to be genuine and to have been signed, forwarded or presented by the purchaser, Fund or other proper party or parties.

SECTION 13. The Fund, its successors and assigns hereby indemnify and hold harmless the Custodian, its successors and assigns, of and from any and all liability whatsoever arising out of or in connection with the Custodian's status, acts, or omissions under this Agreement, except only for liability arising out of the Custodian's own negligence, bad faith, or willful misconduct in the performance of its duties specifically set forth in this Agreement. Without limiting the generality of the foregoing, the Fund, its successors and assigns do hereby fully indemnify and hold harmless the Custodian, it successors and assigns, from any and all loss, liability, claims, demand, actions, suits and expenses of any nature as the same may arise from the failure of the Fund to comply with any law, rule, regulation or order of the United States, any State or any other jurisdiction, governmental authority, body, or board relating to the sale, registration, qualification of shares of any beneficial interest in the Fund, or from the failure of the Fund to perform any duty or obligation under this Agreement.

Upon written request of the Custodian, the Fund shall assume the entire defense of any claim subject to the foregoing indemnity, or the joint defense with the Custodian of such claim, as the Custodian shall request. The indemnities and defense provisions of this SECTION 13 shall indefinitely survive termination of this Agreement.

SECTION 14. The Custodian shall provide the Fund, at such times as the Fund may reasonably require, with accountants' reports on the accounting system, internal accounting control and procedures for safeguarding securities, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Agreement; such reports, which shall be of sufficient scope and in sufficient detail to provide reasonable assurance that any material inadequacies would be disclosed, shall state in detail material inadequacies disclosed by such examination, and, if there are no such inadequacies, shall so state. Notwithstanding the foregoing the Custodian shall not be required by the provisions of this Section 14 to have such a report, which is not required for other purposes, prepared by independent public accountants, unless the Fund agrees to reimburse the Custodian for the reasonable charges of such independent public accountants for preparing such report.

SECTION 15. This Agreement may be amended from time to time without notice to or approval of the Shareholders by a supplemental agreement executed by the Fund and the Custodian and amending and supplementing this Agreement in the manner mutually agreed.

SECTION 16. Either the Fund or the Custodian may give one hundred twenty (120) days written notice to the other of the termination of this Agreement, such termination to take effect at the time specified in the notice. In case such notice of termination is given either by the Fund or by the Custodian, the Trustees of the Fund shall, by resolution duly adopted, promptly appoint a Successor Custodian which Successor Custodian shall be a bank, trust company, or a bank and trust company in good standing, with legal capacity to accept custody of the securities of a mutual fund. Upon receipt of written notice from the Fund of the appointment of such successor and upon receipt of Proper Instructions, the Custodian shall deliver such

Securities and cash as it may then be holding hereunder directly to and only to the Successor Custodian. Unless or until a Successor Custodian has been appointed as above provided, the Custodian then acting shall continue to act as Custodian under this Agreement.

Every Successor Custodian appointed hereunder shall execute and deliver an appropriate written acceptance of its appointment and shall thereupon become vested with the rights, powers, obligations and custody of its predecessor Custodian. The Custodian ceasing to act shall nevertheless, upon request of the Fund and the Successor Custodian and upon payment of its charges and disbursements, execute an instrument in form approved by its counsel transferring to the Successor Custodian all the predecessor Custodian's rights, duties, obligations and custody.

In case the Custodian shall consolidate with or merge into any other corporation, the corporation remaining after or resulting from such consolidation or merger shall ipso facto, without the execution of filing of any papers or other documents, succeed to and be substituted for the Custodian with like effect as though originally named as such.


SECTION 17. This Agreement shall take effect when assets of the Fund are first delivered to the Custodian.


SECTION 18. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.


SECTION 19. The Custodian may, at any time or times appoint (and may at any time remove) and other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this Agreement as the Custodian may from time to time direct, provided, however, that the appointment of such agent shall not relieve the Custodian of any of its responsibilities under this Agreement.


SECTION 20. A copy of the Declaration of Trust of the Fund is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Fund as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders of the Fund individually but binding only upon the assets and property of the Fund.


SECTION 21. The Custodian shall create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Fund under the Investment Company Act of 1940, with particular attention to Section

31 thereof and Rules 31a-1 and 31a-2 thereunder, applicable Federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Fund.

Subject to security requirements of the Custodian applicable to its own employees having access to similar records within the Custodian and such regulations as to the conduct of such monitors as may be reasonably imposed by the Custodian after prior consultation with an officer of the Fund the books and records of the Custodian pertaining to its actions under this Agreement shall be open to inspection and audit at any reasonable times by officers of, attorneys for, and auditors employed by, the Fund.

SECTION 22. Nothing contained in this Agreement is intended to or shall require the Custodian in any capacity hereunder to perform any functions or duties on any holiday or other day of special observance on which the Custodian is closed. Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next business day the Custodian is open.

SECTION 23. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Custodian, or by the Custodian without the written consent of the Fund, authorized or approved by a resolution of its Board of Trustees.

IN WITNESS WHEREOF, the Fund and the Custodian have caused this Agreement to be signed by their respective officers as of the day and year first above written.


                                         TrustFunds Liquid Asset Trust

                                         By: /s/ Signature Appears Here
                                         ---------------------------------
                                            President

                                         THE PHILADELPHIA NATIONAL BANK

                                         By: /s/ Signature Appears Here
                                         ---------------------------------
                                            Vice President

Schedule A
----------

The custodian fees will be taken against the portfolios in aggregate. These fees shall consist of two parts: a net asset value fee and a variable transaction fee.

Fixed Fee
---------

The net asset value fee will be charged monthly based on the average book value of the aggregate portfolios during the month. There will be a minimum charge of $50,000 per year, plus wire charges.
-------

            Net Asset Value              % Fee
            ---------------              -----
On the first  $1,000,000,000             .00013
Above         $1,000,000,000             To be agreed on by the parties

Transactional Fee
-----------------

A transaction is defined as a purchase, a sale or a maturity.

     . $12.00 - per transaction for Commercial Paper, Certificate of Deposit Bankers Acceptances, Governmental Nat'l Mortgage Association (GNMA), Euro Dollar Deposits, Nassau Time Deposits and repurchase agreements of those investments.

     . $10.00 - per transaction on all direct obligation of the U.S. Government agencies of the U.S. Government (except GNMA) and repurchase agreements these instruments - plus $2.00 per underlying asset.

These fees will be in effect for a period of not less than two years from the date of the original document.